                     CUSTOMER REFERRAL AGREEMENT


This Agreement is made and entered as of October 31, 1997, by and among Enterbank Holdings, Inc. ("Holdings"), a bank holding company organized under the laws of the State of Delaware, Enterprise Bank ("Bank"), a banking subsidiary of Holdings organized under the laws of the State of Missouri, and Moneta Group Investment Advisers, Inc. ("Moneta"), a corporation organized under the laws of Missouri.

WITNESSETH THAT

      Moneta is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and provides financial planning and investment advisory services to individuals, fiduciaries and business organizations;

      In the regular course of its business, Moneta provides advice with respect to, or exercises discretionary authority from its clients to effect, short-term investments in money market funds and similar deposit accounts;

      Clients of Moneta, either independently or as the result of financial planning and investment advice provided by Moneta, borrow funds or engage in other financing transactions for personal, business or investment purposes;

      Bank is regularly engaged in accepting deposit accounts and in making loans or otherwise extending credit and providing commercial banking services;

      Prior to the date of this Agreement, Moneta in the regular course of its business recommended to certain of its clients the banking services offered by and available through the Bank and Moneta believes that it may be appropriate for certain of its other current and prospective clients to utilize the various banking services offered by and available through Bank, either for such clients or for related persons and entities. Subject to the discharge of its fiduciary obligations to its clients and to the extent consistent therewith, Moneta believes that it is appropriate to make referrals of such clients, related persons and entities to Bank.

      Holdings and Bank believe that referrals of Moneta's clients to the Bank will contribute to the growth of the Bank's deposit and lending activity and desires to enter into this Agreement with Moneta to promote and encourage such referrals.

      Bank believes that certain of its existing customer base may have an interest in engaging the services of an investment adviser with respect to financial planning and portfolio management services offered by Moneta and intends to refer such customers to Moneta in accordance with the terms of a separate agreement of even date herewith.

In consideration of the premises and the covenants herein contained, Holdings, the Bank and Moneta agree as follows:

1. Referrals of clients and customers of Moneta to Bank for Deposit Accounts. Subject to and to the extent consistent with its fiduciary obligations to its clients and customers, Moneta agrees that it will recommend that its clients and customers establish deposit accounts at the Bank to be used as the principal depository of the cash portion of funds of Moneta customers under investment advisory management by Moneta including, without limitation, funds deposited pending investment, funds representing proceeds of securities or other investments sold on behalf of such clients and customers and income derived from such investments prior to disbursement thereof to the client or customer. In connection with such deposit accounts each client or customer of Moneta will provide such account documentation as is required by Bank and in addition thereto will provide to Bank an executed original limited power of attorney in favor of Moneta authorizing Moneta, inter alia, to withdraw funds from such account for the purpose of settlements in respect of purchases of securities on behalf of the client or customer and for the purpose of disbursing funds to the client or customer. Such limited powers of attorney will expressly authorize the Bank to rely upon instructions received from Moneta with respect to disbursements made from such accounts and Moneta agrees to indemnify and hold Bank harmless from and against any loss, claim, damage or expense suffered by Bank as a result of Bank's reliance upon instructions or directions received from Moneta with respect to any such account. Unless otherwise requested by the customer, any such deposit account relating to the customer's investment account managed by Moneta shall be maintained separately from any other deposit account of such customer with the Bank.

2. Referrals of clients and customers of Moneta to Bank for loan, deposit and other Bank services. Subject to and to the extent consistent with its fiduciary obligations to its clients and customers, Moneta agrees that it will refer such customers to Bank for loans, deposits and other credit and financial services provided by Bank. In connection with each such referral, Moneta will provide to its customers and clients disclosure of the relationship between Moneta and the Bank arising under this Agreement or otherwise, in a manner consistent with applicable legal and regulatory requirements and good business practice. It is expected that such disclosure will be substantially in the form of Exhibit I hereto and that subject to applicable legal and regulatory disclosure requirements changes in the form and substance of such disclosures will be subject to the reasonable approval of the Bank prior to the use thereof by Moneta. Moneta and the Bank recognize and acknowledge that any client or customer referred to Bank by Moneta will have free discretion to elect the use of any banking services offered by Bank subject to such terms and fees as may be agreed upon between Bank and the client or customer so referred.

3. Exclusivity with respect to referrals of Moneta clients and customers to Bank. Although in the exercise of its fiduciary responsibility to its clients Moneta may recommend other banking or financial institutions that provide deposit, loan and other services provided by the Bank, Moneta agrees with Bank and Holdings that this Agreement shall constitute an exclusive arrangement and that during the term of this Agreement it will not, and will not permit any principal or employee of Moneta to, enter into an agreement or receive compensation from any other banking or financial institution for referrals of clients to such institution with respect to services which are offered by and available through the Bank.

4. Referrals of clients and customers of Bank to Moneta for financial planning and investment advisory services. Moneta and the Bank agree to enter a "Moneta Bank Marketing and Solicitation Agreement" in the form of Exhibit II hereto, such agreement to become effective upon the further execution and delivery thereof by WS Griffith & Co. Inc., a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and a member of the National Association of Securities Dealers, Inc.

5. Exclusivity with respect to referrals of Bank clients and customers to Moneta. Although in the exercise of its fiduciary responsibility to its clients Bank may recommend other investment advisory or brokerage institutions to its customers, Bank agrees with Moneta that this Agreement shall constitute an exclusive arrangement and that during the term of this Agreement it will not, and will not permit any principal or employee of Bank to, enter into an agreement or receive compensation from any other investment advisory or brokerage institution for referrals of clients to such institution with respect to services which are offered by and available through Moneta.

6. Identification of certain Bank Customer Accounts as "Moneta Referral Accounts." Accounts of customers and clients of Moneta whom or which Moneta refers to the Bank shall be identified as "Moneta Referral Accounts" in accordance with the terms hereof as follows:

        (a) Each Moneta client or customer hereafter establishing a deposit account with Bank in accordance with paragraph 1 of this Agreement shall, to the extent of such account, be deemed to be a "Moneta Referral Account."

        (b) Moneta will identify to the Bank at the time of introduction to the Bank such of Moneta's clients and customers as it shall refer to Bank in accordance with paragraph 2 of this Agreement for other loan, deposit or banking services. Each deposit or loan account established with respect to any such client or customer shall be regarded as a "Moneta Referral Account"; provided, however, that in the case of any such customer or client having a banking relationship with the Bank prior to the date of such introduction or reference by Moneta shall not be deemed to have established a "Moneta Referral Account" except to the extent that the Joint Relationship Committee established under this Agreement determines that one or more accounts established by such customer after the date of referral to the Bank by Moneta has resulted in an expanded relationship with the Bank solely as a result of such reference.

        (c) The Joint Relationship Committee will also identify as "Moneta Referral Accounts" such deposit and loan accounts with the Bank as may result from "primary relationships" with holders of accounts designated as "Moneta Referral Accounts" in accordance with clause (b) above. For purposes of such designation, a "primary relationship" shall mean that the holder of the account is either (i) a member of the immediate family of the holder of a "Moneta Referral Account" designated in accordance with clause (b) above, (ii) a trust or other fiduciary account as to which the holder of a "Moneta Referral Account" is either the settlor or the fiduciary, or (iii) an account which is established by or for the benefit of an entity or person which is controlled by or under common control with the holder of a "Moneta Referral Account" designated in accordance with clause
        (b) above.

        (d) In addition to the foregoing, the Joint Relationship Committee may identify as "Moneta Referral Accounts" any other accounts which it determines represents deposit or loan accounts of customers of the Bank who would not have become customers of the Bank but for a direct or indirect referral to the Bank made by Moneta. In this connection it is contemplated that the Joint Relationship Committee will review the names of existing Moneta clients who are holders of deposit accounts at the Bank to determine which of such holders established a relationship with Bank as a result of a prior reference by Moneta and that such relationships and references will also give rise to identification of "Moneta Referral Accounts" in the discretion of the Joint Relationship Committee.

In connection with the designation of accounts at the Bank as "Moneta Referral Accounts" under clauses (b), (c) and (d) above, there shall be established a Joint Relationship Committee. Such Committee shall initially consist of Peter Schick and one other representative designated by Moneta and of Fred Eller and one other representative designated by the Bank. Either Moneta or the Bank shall have the right, from time to time, to change its representation on the Joint Relationship Committee by written notice. The Joint Relationship Committee shall have access to such customer records and account information as it shall deem reasonably necessary in order to determine in good faith whether a particular account should be designated as a "Moneta Referral Account" and each of Moneta and Bank agree to provide such information upon request. Each member of the Committee, by serving thereon, agrees to maintain the confidentiality of information concerning the accounts of customers of the other party confidential except as may be required under this Agreement.

7. Imputation of Pro Forma Net Interest Margin accruing to Bank as a result of Moneta Referral Accounts. For each accounting period during the term of this Agreement as set forth in subsection (d) below, the Bank shall generate a Pro Forma Income Statement reflecting the income and cost to the Bank in respect of the Moneta Referral Accounts in accordance with the following items of income and expense to arrive at a Pro Forma Net Interest Margin with respect to the Moneta Referral Accounts:

        (a) Items of pro forma income attributable to Moneta Referral Accounts for each accounting period shall be as follows:

              (1) Mortgage income received and gains recorded on account of mortgages sold, net of originating commissions and net of documentation costs (as imputed by Bank in its normal course of operations),

              (2) Interest income received in respect of loan accounts (other than mortgages sold), and

              (3) Attributed interest income on the excess, if any, of aggregate Moneta Referral Account deposits over the aggregate of Moneta Referral Account loans determined on the basis of the Bank's weighted average rate of return during the accounting period with respect to (i) its cash and due from, (ii) its federal funds sold portfolio and (iii) its yield from investment securities.

              For purposes of the determinations in clause (3) above, the amount of deposits in excess of loans, if any, will be determined using the average daily balances in deposit accounts.

        (b) Items of pro forma expense attributable to Moneta Referral Accounts for each accounting period shall be as follows:

              (1)   interest expense on deposit accounts

              (2)   a provision expense equal to the sum of:

                              (i)   the amount required to
                  preserve a  1.25% reserve for all loans
                  which are Moneta Referral Accounts based on the amount of such loans outstanding as of the last day for the reporting period, and

                              (ii)  .15% of average loans during
                  the accounting period which are Moneta
                  Referral Accounts for assumed actual
                  losses; and

              (3) in the event that during the accounting period the amount of average loans to Moneta Referral Accounts exceeds that amount of average deposits from Moneta Referral Accounts, then there shall be charged as an item of expense an amount equal to such excess times the average cost of funds to the Bank.

        (c) The difference between the pro forma income items and the pro forma expense items shall be the Pro Forma Net Interest Margin attributable to the Moneta Referral Accounts. Such Pro Forma Net Interest Margin shall not be reduced by expenses related to the general overhead of the Bank or any actual charge off or losses arising with respect to loans which are Moneta Referral Accounts.

        (d) The preparation of the Pro Forma Income Statement and the determination of the Pro Forma Net Interest Margin shall be made by the Chief Financial Officer of the Bank for the accounting periods ending September 30 each calendar year during the term of this Agreement; it being recognized that the initial period ending September 30, 1998, will be for a period of eleven months and may contain such other adjustments as are determined by the Joint Relationship Committee. In the event of a termination of the relationship established by this Agreement prior to its expiration, the Chief Financial Officer of the Bank shall determine the Net Interest Margin for any interim period ending with the date of such termination.

        (e) The Pro Forma Income Statement and related information concerning the determination of the Pro Forma Net Interest Margin shall be provided by the Chief Financial Officer of the Bank to the Joint Relationship Committee for review, provided, however, that such information shall not identify specific Moneta Referral Accounts giving rise to items of income or expense or permit the members of the Joint Relationship Committee to identify account balances of the holders of specific loan or deposit accounts.

8. Additional duties of Joint Relationship Committee; Resolution of Disputes. In addition to its role in designating certain Bank customer accounts as "Moneta Referral Accounts," the Joint Relationship Committee shall function to (i) review the determination by the Chief Financial Officer of the Bank of the Pro Forma Net Interest Margin and, upon acceptance of such determination by the Joint Relationship Committee, (ii) certify such result to the Chief Executive Officer of Moneta and to the Chief Executive Officer of Holdings and (iii) endeavor to resolve disputes arising under the terms of this Agreement or under the "Moneta Bank Marketing and Solicitation Agreement" constituting Exhibit II hereto. In the event that the Joint Relationship Committee shall be divided and in dispute as to any matter and unable to resolve such dispute internally, such dispute shall be resolved as follows:


        (a) if the dispute relates to the determination of the Pro Forma Net Interest Margin or other financial calculation, the dispute will be referred to the then current independent accountants engaged by Holdings and the Bank for resolution and the determination of such firm shall be conclusive; or

        (b) if the dispute relates to facts concerning the designation of an account as a "Moneta Referral Account" or other factual matter or to a matter arising under the "Moneta Bank Marketing and Solicitation Agreement", the dispute will be resolved by means of an "abbreviated arbitration" whereby Moneta and the Bank shall agree upon a single person to be designated as arbitrator and the decision of such arbitrator shall be final; provided, however, that in the event that Moneta and Bank are unable to agree on a single arbitrator to resolve such dispute, each of Moneta and Bank shall appoint one arbitrator and the arbitrators so selected shall appoint a third arbitrator who will serve as chairman of the panel.

Any arbitration in accordance with clause (b) shall be conducted in accordance with the rules of the American Arbitration Association unless otherwise then agreed by the parties.

9. Award and issuance of Options to acquire shares of the Common Stock of Holdings to principals and employees of Moneta based upon Pro Forma Net Interest Margin. As an inducement to Moneta and its personnel to provide referrals of clients and customers of Moneta to the Bank leading to the establishment of Moneta Referral Accounts, Holdings agrees to issue options ("Options") to acquire shares of its common stock as follows:

        (a) Following certification by the Joint Relationship Committee of the Pro Forma Net Interest Margin for each accounting period in the term of this Agreement, Holdings will issue Options to acquire shares of its common stock relating to a number of shares of such common stock equal in the aggregate to the lesser of:

              (1) 50,000 shares of such common stock (subject to adjustment to reflect any stock split, stock dividend, combination or other recapitalization of the common stock of Holdings subsequent to the date of this Agreement); or

              (2) a number of shares equal to 75% of (x) the amount by which such Pro Forma Net Interest Margin exceeds the highest level of Pro Forma Net Interest Margin attained in any prior accounting period in the term of this Agreement divided by (y) the Market Value Per Share of Holdings' common stock, as hereinafter defined; provided, however, that for the accounting period ending September 30, 1998, as to which there is no prior accounting period in the term of this Agreement, "(x)" in the foregoing formula shall be an amount equal to the Pro Forma Net Interest Margin for such accounting period;

              plus the number of shares included in any Options being re-issued as a result of forfeitures, if any, as provided in paragraph 10(d) below.

              In the event that the number of shares determined in accordance with clause (2) above exceeds, as to any accounting period, the limitation imposed by clause (1) above, such excess number of shares shall be carried forward and added to the number of shares to be placed under option for the following accounting period to the extent that shares are then available but the exercise price for any such deferred awards shall be based on the Market Value Per Share as of the actual date of award of the Option and such carry-forward shall not increase the limitation in
        (1) above applicable to such later accounting period, but may result in a further carry-forward.

        (b) Each Option to be awarded and issued as a result of the foregoing shall be issued and evidenced by a Stock Option
        Agreement in the form of Exhibit III hereto and shall provide for an exercise price per share equal to the Market Value

        Per Share as of the date of award of the Option. Notwithstanding the actual date of award of such Option and execution of the related Stock Option Agreement, each such Option shall bear a date of grant as of the last day of the period for which it is awarded.

        (c) Anything in this Agreement to the contrary notwithstanding, the maximum number of shares of the common stock of Holdings to be subject to Options awarded hereunder shall not exceed 200,000 (subject to adjustment to reflect any stock split, stock dividend, combination or other recapitalization of the common stock of Holdings subsequent to the date of this Agreement).

        (d) For purposes of this Agreement and any Options granted pursuant hereto, the Market Value Per Share of Holdings' common stock shall be determined as follows:

              (1) if the common stock of Holdings is traded on a national securities exchange registered under the Securities Exchange Act of 1934 or if quotations for such stock are carried in the Nasdaq over-the-counter market maintained by the National Association of Securities Dealers, Inc., then the Market Value Per Share of Holdings' common stock shall be equal to the reported closing price per share of such stock as of the date of grant to be reflected in the Option;

              (2) if the common stock of Holdings is not traded as provided in (1) above, the Market Value Per Share shall be based upon the weighted average of the prices paid per share of such common stock in arm's-length transactions not involving Holdings or any director or executive officer of Holdings reflected in respect of blocks of 500 shares or more occurring within the 90 days preceding the date of grant to be reflected in the Option; or

              (3) if the common stock of Holdings is not traded as provided in (1) above and there are fewer than three transactions available to determine the price in (2) above, then the Market Value Per Share shall be determined in good faith by the Board of Directors of Holdings in consultation with the firm of J. A. Glynn & Co. or another broker-dealer as may be agreed by Holdings and Moneta.

        (e) As promptly as practicable following its receipt of the certification of the Pro Forma Net Interest Margin, Holdings shall advise Moneta in writing of the number of shares to be subject to Option as a result of the formula provided in (a) above and of the Market Value Per Share.

        (f) The Options to be awarded and issued by Holdings shall be issued to the individuals designated to it by Moneta in accordance with paragraph 10 below.

        (g) Holdings agrees that it shall reserve from its authorized but unissued shares of common stock a sufficient number of shares to permit the award and exercise of Options issuable in accordance with the foregoing.

        (h) Concurrent with the first issuance of an Option to any optionee in accordance with the terms of this Agreement, Holdings will deliver to such optionee a copy of its most recent report on Form 10-K filed under the Securities Exchange Act of 1934, as amended, together with copies of all subsequent interim reports filed under such Act. For so long as such optionee holds any unexercised Option issued pursuant to this Agreement, Holdings shall deliver copies of all subsequent filings made by it under sections 13, 14 or 15 of the Securities Exchange Act of 1934, as amended.

10. Allocation and Designation of Option Awards to Individuals; Reallocation of Forfeited Option Awards.

        (a) As promptly as practicable following its receipt of written notice from Holdings relating to the number of shares to be covered by Options and the Market Value Per Share, and in any event within thirty days of such notice, Moneta shall provide to Holdings a listing of the principals and employees of Moneta to whom Options are to be granted and the number of shares to be covered by the Option to be granted to each individual so listed. Such allocation and designation shall be made in the sole discretion of Moneta, having due regard for the contributions of such personnel to the referrals resulting in "Moneta Referral Accounts"; provided, however, that the total number of individuals to whom Options may be granted during the term of this Agreement shall not exceed (i) the number of resulting optionees who are "accredited investors" as that term is defined in Regulation D
        under the Securities Act of 1933, as amended, plus (ii) 35.   In
        providing the listing of optionees to Holdings, Moneta shall certify which of such individuals constitute "accredited investors" and shall provide to Holdings such optionees' respective taxpayer identification numbers, residence address and such other information as Holdings may reasonably request. In addition to the foregoing restrictions and provisions, Moneta agrees that Holdings may impose such additional limitations on the number and nature of the recipients as may be required, in the opinion of counsel to Holdings, to satisfy the availability of exemptions from registration of the offer and sale pursuant to the Options under the Securities Act of 1933, as amended, and any applicable state securities law.

        (b) Within thirty days following its receipt of the listing of optionees from Moneta as provided in (a), Holdings shall prepare, execute and deliver Stock Option Agreements in the form of Exhibit III reflecting each individual Option.

        (c) In the event of any termination of employment with Moneta which would give rise to a forfeiture of all or any part of an Option, Moneta shall immediately provide written notice of such event to Holdings.

        (d) Following any such termination of employment giving rise to a forfeiture of all or any part of an Option, Holdings shall advise Moneta of the number of shares subject to the Options, or any portions thereof, which have been forfeited as a result of such termination of employment, together with the number of shares subject to the exercisable portion of any such Option which are not purchased pursuant to an exercise of the Option in accordance with its terms. Such notice by Holdings shall be given as promptly as possible after the later of (i) receipt by Holdings of the notice of termination of employment from Moneta or (ii) the expiration date of the Option as provided in such Option.
        Holdings agrees to reissue one or more Options covering, in the aggregate, the number of forfeited shares and of unexercised shares subject to the following terms and conditions:

              (1) Moneta shall designate to Holdings the names of reallocated recipients for any such reissued Options and number of shares to be covered by each such reissued Option within thirty days following its receipt of notice from Holdings as to the number of shares available for reallocation;

              (2) Holdings shall issue such reallocated Option(s) only if, and at the next such time as, any other Options are to be granted in accordance with paragraph 9(a)(2) of this Agreement. (It being understood that in the event of any forfeiture in the final year of this Agreement, no reissuance shall result.)

              (3) Any such reallocated and reissued Options shall be issued as new Options providing for an exercise price based upon the Market Value Per Share as of the date of award and a full ten year term and shall otherwise comply with the requirements of clause (a) above.

        (e) Moneta agrees to indemnify and hold Holdings harmless from and against any loss, damage, claim or expense arising out of or based upon allocation and issuance of Options in accordance with the listing and instructions provided to Holdings by Moneta.

11.   Term of the Agreement; Termination.

        (a) This Agreement shall be for a term of five years commencing on the date hereof and expiring on September 30, 2002; provided, however, that:

              (1) the expiration of this Agreement at the end of the term or otherwise shall not relieve Bank of its obligation to determine the Pro Forma Net Interest Margin for the final accounting period of this Agreement or the obligation of Holdings to issue Options in accordance with the terms of this Agreement with respect to such final accounting period;

              (2) the expiration or termination of this Agreement shall not affect the validity of any outstanding Option except that (x) in the event of a forfeiture applicable to an Option occurring subsequent to the expiration or termination of this Agreement the unexercised and unexercisable portion of such Option shall lapse and become void and
        (y) in the event of termination of this Agreement prior to the expiration of its stated term, the right to further vesting under the Option and to exercise such Option shall be governed by paragraph 3(d) of the Stock Option Agreement; and

              (3) the expiration of this Agreement at the end of the term or otherwise shall not terminate the indemnification and hold harmless obligations and covenants of the parties as set forth herein.

        (b) This Agreement may be terminated prior to the expiration of its term (i) upon the mutual agreement of the Bank and Moneta,
        (ii) at the election of any party in the event that Holdings or the Bank shall have been subject to an Extraordinary Event, as hereinafter defined, (iii) in the event of a default or breach of this Agreement by Moneta, this Agreement may be terminated at the written election of Holdings or the Bank unless such default or breach is curable and shall have been cured by Moneta within 30 days of its occurrence, and (iv) in the event of a default or breach of this Agreement by Bank or Holdings or of the Moneta Bank Marketing and Solicitation Agreement by Bank, this Agreement may be terminated at the written election of Moneta unless such default or breach is curable and shall have been cured by Holdings or Bank, as the case may be, within 30 days of its occurrence. An election of a party to terminate this Agreement in accordance with clause (iii) or clause (iv) above shall not relieve the defaulting or breaching party from liability to a non-defaulting party for loss or damage suffered as a result of such default. In addition to the foregoing, Holdings shall have the right to terminate this Agreement (a) in the event of any enforcement action or proceeding instituted against Moneta under the Securities Exchange Act of 1934 or the Investment Advisers Act of 1940 or instituted by the National Association of Securities Dealers, Inc. which, in the reasonable judgment of Holdings adversely affects the reputation or integrity of Moneta or jeopardizes regulatory licenses held by Moneta or (b) in the event that the business and operations of Moneta shall be acquired (whether by merger, sale of assets or sale of stock) or a change of control of Moneta shall occur.

        (c) For purposes of this Agreement, an Extraordinary Event relating to Holdings or the Bank shall be deemed to involve:

              (i) any merger or consolidation involving Holdings other than a merger or consolidation in which the outstanding capital stock of Holdings immediately prior to the effectiveness of such merger or consolidation is converted into (or remains outstanding and constitutes) a majority of the voting common stock of the surviving or resulting entity; or

              (ii) any transaction pursuant to which a majority of the outstanding capital stock of either Holdings or of the Bank is acquired by a person or group pursuant to a tender offer or plan of acquisition or reorganization.

12. Commencement and Effective Date; Void if not Effective. The accoutning period subject to this Agreement shall commence on the last of the following events to occur:

        (a)   the opening of business on November 3, 1997;

        (b) the execution and delivery of this Agreement by all parties hereto;

        (c) the execution and delivery of the "Moneta Bank Marketing and Solicitation Agreement" among Moneta, the Bank and W. S. Griffith & Co., Inc. in the form of Exhibit II hereto by all parties thereto;

        (d) the closing of the sale(s) to one or more principals of Moneta from Holdings of not less than 59,701 and not more than 119,403 shares of the common stock of Holdings at a price of $16.75 per share in a private placement in accordance with the exemption provided by Regulation D under the Securities Act of 1933, as amended, and shall end on September 30, 1998; provided, however, that in the event that all of such conditions have not been met on or before November 15, 1997, this Agreement and the transactions contemplated hereby shall be null and void.

13. Representations, Warranties and Covenants of the Parties. As an inducement to enter and perform in accordance with the terms of this agreement, the parties hereto make the following representations, warranties and covenants to each of the other parties hereto.

        (a)   By Holdings:

              (1) Holdings is a corporation duly organized and validly existing under the laws of the State of Delaware with full corporate power and authority to execute, deliver and perform this Agreement. Holdings has sufficient authorized but unissued shares of its common stock for the purpose of the Options to be issued under this Agreement.

              (2) The execution, delivery and performance of this Agreement by Holdings will not violate or conflict with any provision of, or constitute a default under, any law, or any order, writ, injunction, decree of any court or other governmental agency, or any contract, agreement or instrument to which Holdings is a party or by which Holdings or any of its subsidiaries is a party or by which any of them is bound or constitute an event which, with the lapse of time or action by a third party or both, could result in the creation of any lien, charge or encumbrance upon any of the assets or properties of Holdings.

              (3) The Board of Directors of Holdings has authorized and approved the execution and delivery of this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Holdings in accordance with its terms.

              (4) Holdings has heretofore delivered to Moneta true, correct and complete copies of all filings required of it under section 15(d) of the Securities Exchange Act of 1934, as amended. Holdings covenants and agrees that during the term of this Agreement and for so long thereafter as any Option issued pursuant hereto is outstanding, it will either (i) remain subject to and use its best efforts to file in a timely manner all reports required under section 15(d) of the Securities Exchange Act of 1934, as amended, or (ii) will cause its common stock to be registered as a class of securities under section 12 of the Securities Exchange Act of 1934, as amended, and in such event will use its best efforts to file in a timely manner all reports required under section 13 or 14 of the Securities Exchange Act of 1934.

        (b)   By Bank.

              (1) Bank is a banking corporation duly organized and validly existing under the laws of the State of Missouri with full corporate power and authority to execute, deliver and perform this Agreement.

              (2) The execution, delivery and performance of this Agreement by Bank will not violate or conflict with any provision of, or constitute a default under, any law, or any order, writ, injunction, decree of any court or other governmental agency, or any contract, agreement or instrument to which Bank is a party or by which Bank is bound or constitute an event which, with the lapse of time or action by a third party or both, could result in the creation of any lien, charge or encumbrance upon any of the assets or properties of Bank.

              (3) The Board of Directors of Bank has authorized and approved the execution and delivery of this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Bank in accordance with its terms.

        (c)   By Moneta.

              (1) Moneta is a corporation duly organized and validly existing under the laws of the State of Missouri with full corporate power and authority to execute, deliver and perform this Agreement.

              (2) The execution, delivery and performance of this Agreement by Moneta will not violate or conflict with any provision of, or constitute a default under, any law, or any order, writ, injunction, decree of any court or other governmental agency, or any contract, agreement or instrument to which Moneta is a party or by which Moneta is bound, or constitute an event which, with the lapse of time or action by a third party or both, could result in the creation of any lien, charge or encumbrance upon any of the assets or properties of Moneta.

              (3) The Board of Directors of Moneta has authorized and approved the execution and delivery of this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Moneta in accordance with its terms.

              (4) Moneta is duly registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended, and has heretofore provided to each of Holdings and Bank true, correct and complete copies of its registration statement on form ADV as amended to date. Moneta covenants and agrees that during the term of this Agreement it will deliver to Holdings and Bank copies of all subsequent amendments to such form ADV and copies of all disciplinary order or proceedings instituted against Moneta or any other regulatory or self-regulatory body during the term of this Agreement.

14.   Indemnification.

        (a) By Holdings and the Bank. Holdings and the Bank shall jointly and severally defend, reimburse, indemnify and hold Moneta harmless from and against any and all loss, claim, damage, liability, actions, costs or expenses to which Moneta may become subject (including any legal or other expenses reasonably incurred by Moneta in connection with investigating any claim against it and any amounts paid in settlement or compromise, provided the Bank shall have given its prior written approval of such settlement or compromise), insofar as such loss, claim, damage, liability, action, cost or expense arises in connection with: (i) the breach by Bank or Holdings of any representation, warranty or covenant made by the Bank herein; (ii) any act or omission to act, whether negligent, reckless or intentional, by the Bank or Holdings or their employees or affiliates in connection with the subject of this Agreement or (iii) as otherwise specifically provided in this Agreement. For purposes of the foregoing provision, the term "Moneta" shall be deemed to include its officers, directors and employees.

        (b) By Moneta. Moneta shall defend, reimburse, indemnify and hold Bank and Holdings harmless from and against any and all loss, claim, damage, liability, actions, costs or expenses to which Bank or Holdings may become subject (including any legal or other expenses reasonably incurred by Bank or Holdings in connection with investigating any claim against it and any amounts paid in settlement or compromise, provided the Bank and Holdings shall have given their prior written approval of such settlement or compromise), insofar as such loss, claim, damage, liability, action, cost or expense arises in connection with: (i) the breach by Moneta of any representation, warranty or covenant made by Moneta herein; (ii) any act or omission to act, whether negligent, reckless or intentional, by Moneta or its employees or affiliates in connection with the subject of this Agreement; or (iii) as otherwise specifically provided in this Agreement. For purposes of the foregoing provision, the terms "Bank" and "Holdings" shall be deemed to include their respective officers, directors and employees.

        (c) Notice of Indemnification. In the event any legal proceeding is threatened or instituted or any claim or demand is asserted by any person for which payment may be sought by one party hereto from the other under the provisions of this Agreement, the party seeking indemnification (the "Indemnitee") will promptly cause written notice of the assertion of any such claim of which it has knowledge to be forwarded to the other party (the "Indemnitor"). Any notice of claim will state specifically the representation, warranty, covenant or other agreement with respect to which the claim is made, the facts giving rise to an alleged basis for the claim and, insofar as then determinable, the amount and nature of liability asserted against the Indemnitor by reason of the claim.

        (d) Indemnification Procedure for Third-Party Claims. In the event of the initiation of any legal proceeding against an Indemnitee by a third party, the Indemnitor will have the absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice, and to defend against, negotiate, settle or otherwise deal with any proceeding, claim or demand which relates to any loss, claim, liability or damage indemnified against hereunder; provided, however, that the Indemnitee may participate in any such proceeding, with counsel of its choice and at its own expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnitee defends against or otherwise deals with any such proceeding, claim or demand, the indemnitee may retain counsel, at the Indemnitor's expense, and control the defense of such proceeding. Neither the Indemnitor nor the Indemnitee may settle any such proceeding without the consent of the other party, such consent not to be unreasonably withheld.
        After any final judgment or award has
        been rendered by a court, arbitration panel or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement has been consummated, or the Indemnitee and the Indemnitor have arrived at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Indemnitee will forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor will pay all of the sums so owing to the Indemnitee by wire transfer, certified or bank cashier's check within thirty days after the date of such notice.

15.   Non-Solicitation Covenants.   Upon any termination of this Agreement,
whether upon expiration of its stated term or otherwise,

        (a) Moneta agrees that it will not, for a period of 18 months following the date of such termination, solicit or otherwise induce the holder of any Moneta Referral Account to move, transfer or relocate any of such holder's accounts from the Bank; and

        (b) Holdings and Bank agree that (except in the event of a termination at the election of Bank arising under the last sentence of clause 11(b)) they will not, for a period of 18 months following the date of such termination, solicit or otherwise induce any Bank customer referred to Moneta under the terms of the Moneta Bank Marketing and Solicitation Agreement to move, transfer or relocate such customer's accounts from Moneta.

For purposes of the foregoing, the phrase "solicit or otherwise induce" shall be deemed to include, without limitation, not only direct action but also indirect action such as providing or referring customers names to other parties for solicitation of any move, transfer or relocation of a customer's or holder's account(s).

16.   Miscellaneous.

        (a) Entire Agreement. This Agreement, together with the Exhibits hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings of the parties hereto.

        (b) Amendments. This Agreement may be amended by the parties hereto at any time by action taken by, or pursuant to authority delegated by, their respective Boards of Directors, provided, however that no amendment which shall alter the form or terms of any Option hereunder shall affect the terms or construction of any Option issued prior to the date of such amendment without the consent of the optionee.

        (c) Captions and Headings. All headings or captions contained in this Agreement or in any Exhibit hereto are for convenience of reference only and shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of the Agreement.

        (d) No Third-Party Rights. Except for the rights of the optionees under any Option granted pursuant hereto and except for the treatment of officers, directors and employees of the parties as potential indemnitees in accordance with the terms of paragraph 14, no provision of this Agreement shall be deemed or construed in any way to result in the creation of any rights or obligations in any person or entity not a party to this Agreement.

        (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

        (f) Governing Law. Except regarding matters controlled by federal law, this Agreement shall be governed and construed in accordance with the laws of the State of Missouri excluding any choice of law rules which may direct the application of the law of another state; provided, however, that matters of law concerning the internal corporate affairs of Holdings shall be governed by the general corporation laws of its state of incorporation.

        (g) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that except by operation of law no party may assign any of its rights, duties or obligations hereunder without the prior written consent of each other party; and provided, further, that no assignment of this Agreement or any rights hereunder shall relieve the assigning party of any of its obligations or liability hereunder.

        (h) Notices. All notices or other communications required or permitted to be given hereunder shall be deemed validly given if in writing and sent (i) by certified United States Mail, postage prepaid, return receipt requested, (ii) by prepaid independent overnight courier or delivery service, or (iii) by confirmed tele-facsimile communication with receipt acknowledged from the receiving machine and addressed as follows:

        If to Holdings or the Bank, as follows:

              Enterprise Bank/Enterbank Holdings, Inc.
              150 North Meramec
              St. Louis, Missouri  63105
                    Attn: Chief Executive Officer

                    facsimile:  314-727-3239

        If to Moneta, as follows:

              Moneta Group Investment Advisors, Inc.
              700 Corporate Park Drive
              Suite 300
              St. Louis, Missouri  63105
                    Attn:  President

                    facsimile:  314-862-6139

              or in any case to such other address or addresses as hereafter shall be furnished by any party hereto to the other parties hereto.

        (i) Severability. If any provision of this Agreement is found or declared to be invalid or unenforceable by any court or other competent governmental regulatory agency having jurisdiction, such finding or declaration shall not invalidate any other provision hereof and this Agreement shall thereafter continue in full force and effect except that such invalid or unenforceable provision, and (if necessary) other provision(s) thereof, shall be reformed by a court of competent jurisdiction so as to effect, insofar as is practicable, the intention of the parties as set forth in this Agreement, provided that if such court is unwilling or unable to effect such reformation, the invalid or unenforceable provision shall be deemed deleted to the same extent as if it had never existed.

        (j) Expenses. Except as otherwise specifically provided in this Agreement, each party to this Agreement shall pay its respective expenses incurred in connection with the preparation and performance of this Agreement and the transactions contemplated hereby.

      THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY
                         BE ENFORCED BY THE PARTIES.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the respective parties as of the date first written above.

ENTERBANK HOLDINGS, INC.

By----------------------

ENTERPRISE BANK

By-----------------------

MONETA GROUP INVESTMENT ADVISERS, INC.

By-----------------------------


                MONETA BANK MARKETING AND SOLICITATION AGREEMENT
                ------------------------------------------------

      THIS AGREEMENT is made this 31st day of October, 1997, by and among Moneta Group Investment Advisors, Inc. ("Moneta"), W.S. Griffith & Co., Inc. ("WS Griffith") and Enterprise Bank (the "Bank").

                                    BACKGROUND
                                    ----------

      Moneta is a investment adviser registered with the Securities and Exchange Commission ("SEC") under the Investment Advisers Act of 1940 ("Advisers Act") that desires to offer certain investment advisory and financial planning services to customers of the Bank.

      Investment adviser representatives of Moneta are dually licensed as registered representatives of WS Griffith, a broker-dealer registered with the SEC under the Securities and Exchange Act of 1934 and a member of the National Association of Securities Dealers ("NASD"), who desire to offer certain securities and related services to customers of the Bank (collectively, "Moneta Representatives").

      Moneta Representatives also are licensed insurance agents who desire to offer certain insurance products and related services to customers of the Bank.

      The Bank desires to make Moneta's investment advisory services and the securities products and services and insurance products and services offered by Moneta Representatives, as described in this Agreement, available to the Bank's customers.

                                  AGREEMENT
                                  ---------

The Bank, Moneta and WS Griffith agree as follows:

      1.    MONETA BANK MARKETING PROGRAM.  Moneta agrees to provide the
            -----------------------------
Moneta Bank Marketing Program primarily at its office located at 700 Corporate Park Drive, Suite 300, Clayton, Missouri 63105, although Moneta
Representatives may, from time to time, choose to meet with Bank customers at the Bank's offices. The Moneta Bank Marketing Program consists of the following services:

            1.1   Investment Advisory Services.  Moneta may offer Bank
                  ----------------------------
customers financial planning and investment advisory services designed to meet a variety of the customers' financial needs, including, but not limited to, financial planning with respect to money management, investments, tax strategies, retirement planning, insurance and risk management, education funding, estate valuation, retirement planning, life, health and disability insurance, business continuation planning and IRA lump sum distribution analysis. Moneta will maintain client accounts on its books for advisory clients.

            1.2   Bank Solicitation of Customers on Behalf of Moneta.  The
                  --------------------------------------------------
Bank, through its employees (the "Bank Employees"), will market the investment advisory services of Moneta to persons who would become clients of Moneta by opening investment advisory accounts with Moneta.

                  1.2.1 Neither the Bank nor any Bank Employee who will solicit customers on behalf of Moneta is subject to any disqualification from acting as a solicitor as specifically set forth on Schedule 1.2.1 attached
                                                   --------------
hereto.

                  1.2.2 The Bank's solicitation activities on behalf of Moneta shall be limited to explaining the investment advisory services provided by Moneta and Moneta's fees for such services, and providing to prospective clients materials prepared by Moneta for use in the solicitation of prospective clients. Neither the Bank nor any Bank Employee shall make any investment recommendations or give any investment advice to clients or prospective clients while acting on behalf of Moneta hereunder. Without the prior written consent of Moneta, the Bank may not publish or disseminate any literature or other materials describing Moneta's investment advisory services.

                  1.2.3 The Bank and Moneta may prepare a brochure for mass mailing to the Bank's customers that describes Moneta's advisory services and permits the customer to: (1) return a reply card requesting additional information; (2) sign up for seminars sponsored by Moneta; or (3) sign up for individual meetings with a Moneta representative. The brochure will state that a solicitation agreement exists under which Moneta will pay the Bank a fee if the customer purchases investment advisory services from Moneta, and that further information regarding Moneta, including its brochure containing the information set forth in Part II of its Form ADV, the solicitor's disclosure statement required by Section 206(4)-3 of the Advisers Act, and other marketing materials will be provided at the time that the customer returns the reply card or attends a seminar or meeting. With respect to personal solicitations by a Bank Employee, the Bank Employee shall provide each potential client with a current copy of Moneta's written disclosure statement as required by Section 204-3 and Rule 206(4)-3 of the Advisers Act, and ensure that Moneta receives an original copy, signed by the client, of the separate disclosure statement (in the form of Schedule 1.2.3 hereto)
                                              --------------
containing information about the Bank and the relationship to Moneta, as required by Rule 206(4)-3(b) of the Advisers Act. In performing its duties under this Agreement, the Bank shall: (i) abide by the terms of this Agreement and in a manner consistent with the instructions of Moneta; and (ii) be governed by the provisions of the Advisers Act and the rules promulgated thereunder and any applicable state securities laws and rules.

                  1.2.4 The Bank understands and agrees that it will advise clients and prospective clients that Moneta does not guarantee any specific results from Moneta's investment advisory services.

                  1.2.5 All prospective clients are subject to acceptance by Moneta in its sole discretion.

                  1.2.6 The Bank and its Employees are independent contractors and not employees of Moneta. The Bank shall not take any actions or make any representations to any person that would suggest any other relationship between the Bank and Moneta exists. Neither the Bank nor its Employees shall have any right or authority to assume or create any obligations on the part of Moneta, express or implied, nor shall they represent to any person they have such authority.

            1.3   Brokerage Services.  Moneta Representatives will execute
                  ------------------
purchases, sales and trades of securities and will sell insurance products in their capacity as registered representatives of WS Griffith and as licensed agents of various insurance companies. WS Griffith, acting as an introducing broker/dealer, will introduce clients to its clearing firm, Correspondent Services Corporation, an affiliate of Paine Webber, who will maintain client accounts on its books and will execute and clear securities transactions on a fully disclosed basis.

            1.4   Bank Marketing Products.  Securities and insurance products
                  -----------------------
which may be sold by Moneta Representatives through the Moneta Bank Marketing Program ("Bank Marketing Products") may include equities, mutual funds, unit investment trusts, corporate, government or municipal bonds, variable annuities, fixed rate annuities, and other life and health insurance products and other investment products and instruments. Products shall be subject to the following restrictions: (i) all fixed income securities shall be investment grade or better at the time of sale; (ii) no commodities (including options for or contracts for future delivery of commodities) shall be included as Bank Marketing Products; (iii) no securities of the Bank or any affiliate of the Bank shall be recommended by Moneta, and if Moneta Representatives execute transactions in securities of the Bank or any affiliate of the Bank, no payment shall be made to the Bank; (iv) no "penny stocks," as defined by Rule 3a51-1 of the Securities Exchange Act of 1934, shall be included as Bank Marketing Products; (v) if prohibited by any regulation applicable to the Bank, no securities with respect to which WS Griffith may act as a dealer, market maker or underwriter shall be included as Bank Marketing Products; (vi) no options (other than covered call options) shall be included as Bank Marketing Products; and (vii) no futures contracts shall be included as Bank Marketing Products. The Bank shall have no involvement in Moneta's selection of securities or insurance products to offer through the Bank Marketing Program. Moneta Representatives may accept a sell order for any security.

      2.    MARKETING, TRAINING AND TECHNICAL ASSISTANCE.  As part of
            --------------------------------------------
the Moneta Bank Marketing Program, Moneta and WS Griffith, at their sole expense, shall provide the following:

            2.1 Trained, NASD-registered principals to assist and supervise Moneta Representatives;

            2.2 Advice to the Bank regarding the preparation by the Bank of materials relating to the Moneta Bank Marketing Program, including a prior review of any such materials;

            2.3 Compliance procedures for the implementation of the Moneta Bank Marketing Program and ongoing monitoring of compliance procedures. The supervisory and compliance requirements applicable to the Moneta Bank Marketing Program shall be set forth in a manual (the "Compliance Manual") prepared by WS Griffith. The Compliance Manual shall be made available to the Bank and each Moneta Representative (as defined in Section 3.1);
                                                   -----------

            2.4 Compliance by Moneta and WS Griffith with federal and state securities laws, rules and regulations applicable to the Moneta Bank Marketing Program, as well as applicable rules and regulations of self-regulatory bodies and internal policies and procedures of Moneta and WS Griffith;

            2.5 Appropriate due diligence in connection with Bank Marketing Products;

            2.6 Information about to whom Bank Marketing Products were sold in such detail and in such format as Moneta determines, including providing copies of account opening forms; and

            2.7 Design and lay-out of signs, advertising and promotional materials regarding the Moneta Bank Marketing Program.

      3.    MONETA REPRESENTATIVES.
            ----------------------

            3.1   Defined.  Securities and insurance products marketed through
                  -------
the Moneta Bank Marketing Program shall be offered and sold, and transactions in those securities and insurance products shall be effected only by Moneta Representatives, who, during the term of this Agreement, (i) shall be employees of Moneta and independent contractors of WS Griffith, (ii) shall be registered and qualified as necessary with the SEC, the NASD and appropriate state regulatory authorities, and (iii) shall be licensed as insurance agents with appropriate state regulatory authorities.

            3.2   Restrictive Covenant.  Moneta and the Bank expressly
                  --------------------
acknowledge and agree that the relationships which Moneta has with Moneta Representatives are key assets of Moneta, and that by reason of this Agreement the Bank will have special and unique access and will occupy a special and unique position with respect to Moneta Representatives. Therefore, the Bank agrees and warrants that, during the period in which a Moneta Representative is participating in the Moneta Bank Marketing Program with the Bank described in this Agreement and for one (1) year after termination of such participation, the Bank and its affiliates shall not, either directly or indirectly, on behalf of the Bank, or on behalf of any of the Bank's affiliates, or as an agent or shareholder of any corporation or other business, or member of any firm, or participant in any venture, (i) induce any Moneta Representative to terminate his or her contract with Moneta or one of its affiliates, or (ii) engage, hire, employ or solicit the employment of any Moneta Representative. The Bank expressly acknowledges that the foregoing limitation is reasonable and properly required for the adequate protection of the business of Moneta.

            3.3   Recruitment, Training and Sales Management.  Moneta and WS
                  ------------------------------------------
Griffith will, at no cost to the Bank, recruit, train, test, compensate and provide ongoing sales management and continuing education of Moneta Representatives. Compensation paid by WS Griffith to Moneta Representatives will include commissions. Moneta Representatives shall devote their full time to the business of Moneta.

            3.4   Control.  Moneta and WS Griffith shall exercise exclusive
                  -------
control over Moneta Representatives and shall be responsible for all activities of Moneta Representatives in connection with the Moneta Bank Marketing Program. The conduct of Moneta Representatives shall be governed in all respects by the Compliance Manual and instructions provided by Moneta and WS Griffith, as well as by applicable laws, rules and regulations. The Bank shall strictly honor such control relationship and shall not have any involvement whatsoever in any of the security brokerage, investment advisory and insurance services performed by Moneta Representatives.

            3.5   Restrictions on Activities of Moneta Representatives.
                  ----------------------------------------------------
No Moneta Representative shall engage in any activity that would cause a customer reasonably to believe that Moneta is engaged in the banking business or that the Bank is engaged in the investment advisory, securities or insurance business or that any Bank Marketing Product is FDIC insured.

            3.6   Discipline.  All Moneta Representatives shall be subject to
                  ----------
discipline by Moneta and WS Griffith and by various federal and state regulatory authorities, securities exchanges, associations of securities brokers and dealers and certain other entities having jurisdiction over the operation of the Moneta Bank Marketing Program and the conduct of Moneta Representatives. The Bank shall cooperate with Moneta and WS Griffith in all respects in connection with the enforcement of any sanctions imposed by Moneta or WS Griffith or by any such entities on any Moneta Representative. The Bank has no obligation to Moneta or WS Griffith to monitor the compliance of Moneta Representatives with respect to applicable securities laws, rules or regulations.

      4.    BANK EMPLOYEES.
            --------------

            4.1   Support Services.  The Bank shall provide reception,
                  ----------------
secretarial and support services for the Moneta Bank Marketing Program satisfactory to Moneta through Bank employees. The Bank and Moneta shall agree from time to time on the level of support services necessary to support the Moneta Bank Marketing Program.

            4.2   Limited Activities.  Employees of the Bank ("Bank
                  ------------------
Employees") may distribute literature regarding the Moneta Bank Marketing Program and Bank Marketing Products, refer persons to representatives of Moneta and provide certain other limited types of assistance of a clerical or ministerial nature (such as filling literature racks or making customer appointments) but may not engage in any investment advisory, securities brokerage or insurance agent activities on behalf of Moneta. Bank Employees shall not recommend any security or insurance product, give any form of advice or discuss the merits of any security or insurance product with a customer. The Bank shall monitor the activities of, and cause compliance by, Bank Employees with the Compliance Manual and shall report to Moneta any known or suspected violations of the Compliance Manual in a manner calculated to give Moneta immediate notice of such suspected violation.

            4.3   Training.  The Bank shall train Bank Employees regarding
                  --------
standards of conduct and permissible activities in connection with the Moneta Bank Marketing Program.

      5.    CONFIDENTIALITY.
            ---------------

            5.1   "Customer Information" Defined.  The Bank, to the fullest
                  ------------------------------
extent permitted under applicable law, shall provide to Moneta information, excluding confidential and privileged financial information, concerning the then-existing customers of the Bank ("Customer Information").

            5.2   Protection of Customer Information.  Moneta recognizes the
                  ----------------------------------
proprietary and confidential nature of the Customer Information and will utilize the Customer Information only in accordance with, or as required to carry out the provisions of, this Agreement.

            5.3   Obligations of Moneta.  The obligations of Moneta to the
                  ---------------------
Bank with respect to the Customer Information shall include (but not be limited to) the following:

                  5.3.1 To obey any and all instructions of the Bank with respect to the Customer Information, and to exercise due care, skill and diligence in carrying out those instructions; and

                  5.3.2 Upon request, and after reasonable notice, to disclose to the Bank all material facts concerning use of the Customer Information by Moneta.

      6.    SEPARATION OF BUSINESSES.  The Bank shall maintain total
            ------------------------
separation of its business from the business of Moneta, including separation of records, and shall conduct its business at all times so as not to lead to confusion between the Bank's business and the businesses conducted by Moneta.

      7.    ACCESS.  The supervisory personnel of the Bank, of Moneta and of
            ------
WS Griffith, as well as representatives of state and federal banking, securities and insurance regulatory authorities, the NASD and any other entity having jurisdiction over the operation of Moneta and the conduct of Moneta Representatives shall have unimpeded access during Moneta's business hours to the client accounts and records maintained in connection with the operation of the Moneta Bank Marketing Program which are required to be maintained pursuant to banking, securities and insurance laws and regulations.

      8.    BANK COSTS AND EXPENSES.  The Bank shall be directly
            -----------------------
responsible for the costs and expenses associated with the following items in connection with the operation of the Program: (i) salary and benefits for Bank Employees; (ii) production and printing of signs regarding the Bank Marketing Products in the Bank; and (iii) advertising and promotional materials regarding the Bank Marketing Products which are approved by the Bank; (iv) outside counsel's fees if such counsel is consulted to analyze federal and state banking laws regarding this Agreement.

      9.    ADVERTISING AND PROMOTION.
            -------------------------

            9.1   Responsibility.  The Bank shall be responsible for the
                  --------------
promotion of the Moneta Bank Marketing Program and Bank Marketing Products. Moneta shall advise and assist the Bank in the promotion of the Moneta Bank Marketing Program. From time to time, solely in their discretion, Moneta may promote the Moneta Bank Marketing Program and Bank Marketing Products. Nothing herein obligates Moneta or the Bank to conduct any media advertising.

            9.2   Preparation.  Advertising, direct mail, Moneta marketing
                  -----------
material and other publicity regarding the Moneta Bank Marketing Program and Bank Marketing Products shall be prepared by Moneta, WS Griffith or by the Bank with the advice and assistance of Moneta or WS Griffith, or, in the case of material relating to a specific Bank Marketing Product, by the issuer thereof. Moneta, WS Griffith, or the issuer, as the case may be, shall be responsible for ensuring that all materials conform to applicable federal and state securities laws and regulations. Moneta may use the name of the Bank and/or its affiliates only to identify the locations where information regarding the Moneta Bank Marketing Program or Bank Marketing Products may be obtained. All advertising and promotional materials shall make it clear that the Bank is not a registered investment adviser or broker/dealer, that the customer will be dealing solely with Moneta, that Moneta is not affiliated with the Bank or its affiliates and that the Bank Marketing Products offered are not federally insured or obligations of the bank.

            9.3   Costs.  All costs incurred in connection with the
                  -----
preparation, printing, and distribution of advertising and promotional materials, including (but not limited to) direct mail, lobby posters, solicitation cards, material distributed at seminars and public relations material, regarding the promotion of the Moneta Bank Marketing Program, whether initially proposed by the Bank or Moneta, shall be paid for solely by the Bank (except as otherwise provided in

Section 2). The Bank shall have sole discretion as to whether to incur these
---------
costs. The Bank is not obligated to pay any cost or expense unless an authorized officer of the Bank has given prior written approval of the cost.

      10.   MONETA AND WS GRIFFITH SERVICE MARKS.  The Bank acknowledges that
            ------------------------------------
Moneta and WS Griffith are the owners of the Moneta and WS Griffith service marks, respectively, and all derivatives thereof. The Bank is not granted a license or right to use the Moneta or WS Griffith service marks in any manner without the prior written consent of Moneta or WS Griffith, as the case may be, and any use by the Bank of the Moneta or WS Griffith service marks pursuant to a written consent shall comply in all respects with the terms of that written consent.

      11.   COMPENSATION TO BANK.
            --------------------

            11.1    Advisory Fee Payments.  Moneta shall pay to the Bank 30%
                    ---------------------
of its advisory fee for each client account which is attributable to the operation of the Moneta Bank Marketing Program in accordance with Schedule 11.1
                                                                  -------------
attached hereto and made a part hereof.

            11.2  Commission Payments.  WS Griffith shall make payments to the
                  -------------------
Bank with respect to all securities transactions which are attributable to the operation of the Moneta Bank Marketing Program in accordance with Schedule 11.2
                                                                  -------------
attached hereto and made a part hereof. Commission Payments shall be made to the Bank twice a month in accordance with Schedule 11.2 (Commission Schedule).
                                          -------------
Each Commission Payment shall be accompanied by a record of transactions.

      12.   REPRESENTATIONS AND WARRANTIES OF MONETA.  Moneta and WS
            ----------------------------------------
Griffith represent, warrant and agree that:

            12.1 Moneta is duly registered with the SEC, and has complied with any applicable state securities notification laws and WS Griffith is duly registered with the SEC, the NASD and applicable state securities regulatory bodies;

            12.2 Moneta Representatives are duly licensed with applicable state insurance regulatory bodies:

            12.3 Moneta, WS Griffith and Moneta Representatives have all requisite authority, in conformity with applicable laws and regulations, to enter into and perform this Agreement; and

            12.4 Moneta and WS Griffith shall conduct their activities in conformity with the Compliance Manual and all applicable laws, regulations, and rules.

      13.   REPRESENTATION AND WARRANTIES OF THE BANK.  The Bank represents,
            -----------------------------------------
warrants and agrees that:

            13.1 The Bank has all requisite authority, in conformity with applicable laws and regulations, to enter into this Agreement, to recommend the services of Moneta and to provide the services required of it under this Agreement;

            13.2 All records of Moneta that by law or regulation must be maintained on the premises of the Bank and/or its affiliates shall be maintained by the Bank in accordance with the instructions of Moneta; and

            13.3 The Bank shall conduct its activities in connection with the Moneta Bank Marketing Program in accordance with the Compliance Manual and all applicable laws, regulations, and rules.

      14.   INDEMNIFICATION.
            ---------------

            14.1  By Moneta.  Moneta shall defend, reimburse, indemnify and
                  ---------
hold harmless the Bank, its affiliates, officers, directors, employees and agents against any and all losses, claims, damages, liabilities, actions, costs or expenses, joint or several, to which any indemnified party may become subject (including any legal or other expenses reasonably incurred by it in connection with investigating any claim against it and any amounts paid in settlement or compromise, provided Moneta shall have given its prior written approval of such settlement or compromise), insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise in connection with or are based upon: (i) the breach by Moneta of any representation, warranty or covenant made by Moneta herein; (ii) any act or omission to act, whether negligent, reckless or intentional, by Moneta or any Moneta Representative under this Agreement; (iii) the failure of Moneta to comply with securities and other laws, rules and regulations applicable to the Bank Marketing Products; or (iv) the failure of Moneta or to comply with insurance and other laws, rules and regulations applicable to the Moneta Bank Marketing Program.

            14.2  By Bank.  The Bank shall defend, reimburse, indemnify and
                  -------
hold harmless Moneta, WS Griffith and their affiliates, officers, directors, employees and agents against any and all losses, claims, damages, liabilities, actions, costs or expenses, joint or several, to which any indemnified party may become subject (including any legal or other expenses reasonably incurred by it in connection with investigating any claim against it and any amounts paid in settlement or compromise, provided the Bank shall have given its prior written approval of such settlement or compromise), insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise in connection with or are based upon: (i) the breach by the Bank of any representation, warranty or covenant made by the Bank herein; (ii) any act or omission to act, whether negligent, reckless or intentional, by the Bank or its affiliates to obtain the approval of Moneta for advertising and promotional material which mention the Bank Marketing Products or Bank Marketing Products marketed by Moneta; (iv) the failure of the Bank or its affiliates to comply with the Compliance Manual; or (v) the failure of the Bank or its affiliates to comply with all banking laws, rules and regulations applicable to the Bank Marketing Products.

            14.3  Notice of Indemnification.  In the event any legal
                  -------------------------
proceeding is threatened or instituted or any claim or demand is asserted by any person for which payment may be sought by one party hereto from the other party under the provisions of Section 14, the party seeking indemnification
                              ----------
(the "Indemnitee") will promptly cause written notice of the assertion of any such claim of which it has knowledge to be forwarded to the other party (the "Indemnitor"). Any notice of a claim will state specifically the representation, warranty or covenant with respect to which the claim is made (if applicable), the facts giving rise to an alleged basis for the claim and the amount of the liability asserted against the Indemnitor by reason of the claim.

            14.4  Indemnification Procedure for Third-Party Claims.  In the
                  ------------------------------------------------
event of the initiation of any legal proceeding against an Indemnitee by a third party, the Indemnitor will have the absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice, and to defend against, negotiate, settle or otherwise deal with any proceeding, claim or demand which relates to any loss, liability or damage indemnified against hereunder; provided, however, that the Indemnitee may participate in any such proceeding, with counsel of its choice and at its expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnitee defends against or otherwise deals with any such proceeding, claim or demand, the Indemnitee may retain counsel, at the Indemnitor's expense, and control the defense of such proceeding. Neither the Indemnitor nor the Indemnitee may settle any such proceeding without the consent of the other party, such consent not to be unreasonably withheld. After any final judgment or award has been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement has been consummated, or the Indemnitee and the Indemnitor have arrived at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Indemnitee will forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor will pay all of the sums so owing to the Indemnitee by wire transfer, certified or bank cashier's check within thirty (30) days after the date of such notice.

      15.   TERM AND TERMINATION.
            --------------------

            15.1  Term.  This Agreement shall be for a term of five years
                  ----
commencing on the date hereof and expiring on October 31, 2002; provided, however, that:

      (a) The expiration of this Agreement at the end of the term or otherwise shall not terminate the indemnification and hold harmless obligations and covenants of the parties as set forth herein.

      (b) The expiration of this Agreement at the end of the term or otherwise, except in the case of termination for cause as set forth below in Section 15.2, shall not terminate the obligations of Moneta and WS Griffith to pay to the Bank the advisory fee payments and commission payments as set forth herein in Sections
            11.1 and 11.2, respectively.

      (c) This Agreement may be terminated prior to the expiration of its term (i) upon the mutual agreement of the Bank and Moneta, (ii) at the election of any party in the event that Enterbank Holdings, Inc. ("Holdings") or the Bank shall have been subject to an Extraordinary Event, as hereinafter defined, (iii) in the event of a default or breach of this Agreement by Moneta, this Agreement may be terminated at the written election of the Bank unless such default or breach is curable and shall have been cured by Moneta within 30 days of its occurrence, and (iv) in the event of a default or breach of this Agreement by Bank or of the Customer Referral Agreement by Bank or Holdings, this Agreement may be terminated at the written election of Moneta unless such default or breach is curable and shall have been cured by Holdings or Bank, as the case may be, within 30 days of its occurrence. An election of a party to terminate this Agreement in accordance with clause (iii) or clause (iv) above shall not relieve the defaulting or breaching party from liability to a non-defaulting party for loss or damage suffered as a result of such default, nor shall it relieve Moneta or W.S. Griffith from its obligation to pay to the Bank the advisory fee payments and commission payments as required in Sections 11.1 and 11.2, respectively. In addition to the foregoing, the Bank shall have the right to terminate this Agreement (a) in the event of any enforcement action or proceeding instituted against Moneta under the Investment Advisers Act of 1940 which, in the reasonable judgment of the Bank adversely affects the reputation or integrity of Moneta or jeopardizes regulatory licenses held by Moneta or (b) in the event that the business and operations of Moneta shall be acquired (whether by merger, sale of assets or sale of stock) or a change of control of Moneta shall occur.

      (d) For purposes of this Agreement, an Extraordinary Event relating to Holdings or the Bank shall be deemed to involved:

            (i) any merger or consolidation involving Holdings other than a merger or consolidation in which the outstanding capital stock of Holdings immediately prior to the effectiveness of such merger or consolidation is converted into (or remains outstanding and constitutes) a majority of the voting common stock of the surviving or resulting entity; or

            (ii) any transaction pursuant to which a majority of the outstanding capital stock of either Holdings or of the Bank is acquired by a person or group pursuant to a tender offer or plan of acquisition or reorganization.

            15.2  Termination for Cause.
                  ---------------------

                  15.2.1  By Moneta or WS Griffith.  Moneta or WS Griffith may
                          ------------------------
terminate this Agreement immediately upon the occurrence of any action (other than reporting possible violations of securities or insurance laws to the appropriate authorities) by the Bank or its affiliates in connection with the Bank Marketing Products which would entitle the SEC, the NASD, a state securities regulatory body, a state insurance commission, any other regulatory agency or any court to impose administrative or regulatory sanctions or penalties against Moneta or the Bank or any affiliate of any of the foregoing. This Agreement shall be deemed terminated immediately upon the occurrence of any event described in Schedule 15.2.1 hereto. In the event of termination of
                       ---------------
this Agreement pursuant to this section, all obligations of Moneta and WS Griffith to pay fees and commissions hereunder shall immediately terminate.

                  15.2.2  By Bank.  The Bank may terminate this Agreement
                          -------
immediately without notice upon the occurrence of any action by Moneta or WS Griffith that would entitle the SEC, the NASD, a state securities regulatory body, a state insurance commission, any other regulatory agency or any Court to impose administrative or regulatory sanctions or penalties against the Bank, Moneta or any affiliate of any of the foregoing.

      16.   NOTICES.  Any notice required or permitted under this Agreement
            -------
shall be in writing, and either hand delivered mailed by certified mail, return receipt requested, to the following addresses:

                        Moneta Group Investment Advisors, Inc.:
                        700 Corporate Park Drive
                        Suite 300
                        Clayton, Missouri  63105
                        Attn:  Joseph A. Sheehan

                        W.S. Griffith & Co., Inc.:
                        Mail Stop G
                        P.O. Box 5056
                        Hartford, CT  06102-5056
                        Attn:  Gerard Rocchi, Esq.

                        Enterprise Bank:
                        150 N. Meramec
                        Clayton, Missouri  63105
                        Attn:  James Wagner

      Notice shall be deemed given on the date of receipt, in the case of hand delivery, or on the date delivered, as shown on the U.S. Postal Service return receipt, in the case of mailing. Any party may change the address to which notice is to be delivered to it under this Agreement by giving notice to that effect to the other parties hereto in the manner provided in this Section.

      17.   AMENDMENT AND BINDING NATURE OF AGREEMENT; ASSIGNMENT.
            -----------------------------------------------------
Except as otherwise provided herein, this Agreement may be amended, modified or supplemented only by a writing signed by all parties hereto. This Agreement shall be binding upon all successors and assigns of the parties. This Agreement shall not be assignable by Moneta or the Bank, except that the Bank shall have the right to assign, or direct the payment of, to another person or entity any payment required to be made to it pursuant to this Agreement.

      18.   NO AGENCY.  Neither this Agreement nor any operation hereunder is
            ---------
intended to be, shall be deemed to be, or shall be treated as a general or limited partnership or a joint venture or as creating an agency relationship between and the Bank and/or their affiliates.

      19.   CONTROLLING LAW.  Except regarding matters controlled by
            ---------------
federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

      20.   HEADINGS.  The headings preceding the text hereof have been
            --------
inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

      21.   SEVERABILITY.  If any term, provision or condition of this
            ------------
Agreement is held to be invalid, unenforceable or illegal by any court, regulatory agency or self-regulatory body, such invalidity, unenforceability or illegality shall attach only to that term, provision or condition, and the validity and enforceability of the remaining portions of this Agreement shall not be affected.

      22.   WAIVER.  The failure by any party to exercise any right, power,
            ------
remedy or privilege contained herein, or existing under controlling law, nor or hereafter in effect, shall not be construed to be a waiver of that right, power, remedy or privilege or to preclude further exercise thereof.

      23.   DISPUTE RESOLUTION.  Disputes shall be resolved by the Joint
            ------------------
Relationship Committee as established in the Customer Referral Agreement dated October 31, 1997 by and among Moneta, Bank and Holdings, which Committee shall initially consist of Peter Schick and one other representative designated by Moneta and of Fred Eller and one other representative designated by the Bank. Either Moneta or the Bank shall have the right, from time to time, to change its representation on the Joint Relationship Committee by written notice. The Joint Relationship Committee shall have access to such customer records and account information as it shall deem reasonably necessary in order to determine in good faith whether a particular account should be designated as a "Bank Referral Account" and each of Moneta and Bank agree to provide such information upon request. Each member of the Committee, by serving thereon, agrees to maintain the confidentiality of information concerning the account of customers of the other party confidential except as may be required under this Agreement.

      In the event that the Joint Relationship Committee shall be divided and in dispute as to any matter and unable to resolve such dispute internally, such dispute shall be resolved by means of an "abbreviated arbitration" whereby Moneta and the Bank shall agree upon a single person to be designated as arbitrator and the decision of such arbitrator shall be final; provided, however, that in the event that Moneta and Bank are unable to agree on a single arbitrator to resolve such dispute, each of Moneta and Bank shall appoint one arbitrator and the arbitrators so selected shall appoint a third
arbitrator who will serve as chairman of the panel.   Any such arbitration
shall be conducted in accordance with the rules of the American Arbitration Association unless otherwise then agreed by the parties.

      24.  FIDUCIARY OBLIGATION.  This Agreement creates no fiduciary
           --------------------
obligation or responsibilities between the parties or between the Bank and any third parties purchasing products under the Moneta Bank Marketing Program.

      25.  SURVIVABILITY.  The obligations of the parties under Sections
           -------------
5.2, 10, 14 and 23 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                                       MONETA GROUP INVESTMENT
                                            ADVISORS, INC.
ATTEST:


                                       By:                               (SEAL)
------------------------------------      -------------------------------
Secretary



                                       W.S. GRIFFITH & CO., INC.
ATTEST:


                                       By:                               (SEAL)
------------------------------------      -------------------------------
Secretary



                                       ENTERPRISE BANK
ATTEST:


                                       By:                               (SEAL)
------------------------------------      -------------------------------
Secretary

                                Schedule 1.2.1
                                --------------


1. Neither the Bank nor any Bank Employee who will solicit Bank customers on behalf of Moneta pursuant to this Agreement is subject to an order of the Securities and Exchange Commission ("SEC") as a result of its determination that the Bank or the Bank Employee:

      A. Willfully made or caused to be made in any registration application or report required to be filed with the SEC pursuant to the Advisers Act, or in any proceeding before the SEC with respect to registration, a statement which was false or misleading to a material fact, or omitted to state in any such application or report any material fact required to be stated therein; or

      B. Willfully violated any provision of the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Advisers, the Commodity Exchange Act, or the rules or regulations under any of the above, or any rule of the Municipal Securities Rulemaking Board, or are unable to comply with any such provision; or

      C. Willfully aided, abetted, counseled, commanded, induced or procured the violation of any of the provisions, rules and regulations set forth in (b) above, or has failed reasonably to supervise, with a view to preventing violations of the above provisions, rules and regulations, another person who commits such a violation and was subject to his supervision.

2. Neither the Bank nor any Bank Employee has within the previous ten (10) years been convicted of any felony or misdemeanor involving:

      A.      (i)         the purchase or sale of a security
             (ii)         the taking of a false oath
            (iii)         the making of a false report
             (iv)         bribery
              (v)         perjury
             (vi)         burglary
            (vii)         conspiracy to commit any of (i)-(vi) above

      B. The conduct of the business of a broker, dealer, municipal securities dealer, investment adviser, bank, insurance company, governmental securities broker, government securities dealer, fiduciary, transfer agent, or entity or person required to be registered under the Commodity Exchange Act.

      C. Larceny, theft, robbery, extortion, forgery, counterfeiting, fraudulent concealment, embezzlement, fraudulent conversion, or misappropriation of funds or securities.

      D.    The violation of:
            18 U.S.C. Sec.152 (Concealment of assets; false oaths and claims; bribery)
            18 U.S.C. Sec.1341 (Frauds and swindles)
            18 U.S.C. Sec.1342 (Fictitious name or address)
            18 U.S.C. Sec.1343 (Fraud by wire, radio, or television)
            18 U.S.C. Sections 471-509 (Counterfeiting and Forgery)
            18 U.S.C. Sections 1001-1027 (Fraud and False Statements)

3. Neither the Bank nor any Bank Employee has been found by the SEC to have engaged, or have been convicted of engaging in the conduct described in Question 1(A)-(C) above.

4. Neither the Bank nor any Bank Employee is subject to a permanent or temporary injunction prohibiting him from acting as an investment adviser, underwriter, broker, dealer, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity, or in connection with the purchase or sale of any security.

5. Neither the Bank nor any Bank Employee has been subject to an SEC order, judgment or decree barring or suspending their right to be associated with an investment adviser.

                                Schedule 1.2.3
                                --------------

                 SOLICITOR'S DISCLOSURE STATEMENT PURSUANT TO
             RULE 206(4)-3 OF THE INVESTMENT ADVISER'S ACT OF 1940

The undersigned hereby acknowledges disclosure of the following information in connection with the opening of an advisory account with Moneta Group Investment Advisors, Inc. ("Moneta"):

1.    Name, address and phone number of investment advisor:

      Moneta Group Investment Advisors, Inc.
      700 Corporate Park Drive, Suite 300
      Clayton, Missouri  63105
      (314) 726-2300

2.    Name, address and contact person of solicitor:

      Enterprise Bank
      150 N. Meramec
      Clayton, Missouri  63105
      Attn:  ------------------------------

3. The above-named solicitor and its employees and agents refer advisory clients to Moneta for investment advisory services. Neither the solicitor nor its employees or agents will render any investment advisory services to the clients referred by it to Moneta nor will they receive any compensation from Moneta for such referrals other than that disclosed herein. All questions with respect to Moneta's services and the client's advisory account with Moneta should be directed to Moneta.

4. The solicitor, its employees and agents will receive 30% of the fees paid by the advisory client to Moneta. The advisory fees charged by Moneta are described more particularly in its brochure, provided herewith, and such fees do not differ between referred and unreferred accounts.

5. Moneta representatives may, from time to time, refer their advisory clients to Enterprise Bank for the purpose of establishing money market accounts, making deposits or requesting loans. In return, Moneta representatives will receive options to purchase stock in EnterBank Holdings, Inc., the parent company of the solicitor, as more fully described in Moneta's Brochure. Certain Moneta principals own approximately 4.5% of the outstanding shares of EnterBank Holdings, Inc.

6. The solicitor, its employees and agents hereby provide you with certain informative materials, including a current copy of Moneta's Brochure pursuant to Rule 206(4)-3 of the Investment Adviser's Act of 1940.


      THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THIS DISCLOSURE STATEMENT AND A CURRENT COPY OF MONETA'S BROCHURE.



Dated:                                 ----------------------------------------
       ---------------------------     Signature



                                       ----------------------------------------
                                       Print Name



                                       ----------------------------------------
                                       Address

                                 Schedule 11.1
                                 -------------


      With respect to fees for solicitation to persons to become advisory clients of Moneta, the Bank shall receive thirty percent (30%) of the fees received from the clients solicited by the Bank.

      The fees owed to the Bank will be paid by the 15th day of the month following the month the client's fee is received by Moneta. The obligation of Moneta to pay fees to the Bank hereunder shall terminate upon the termination of the client's investment advisory relationship with Moneta, and the Bank agrees to refund to Moneta any fees received that relate to a refund of investment advisory fees to the client.

                                 Schedule 11.2
                                 -------------

      WS Griffith shall pay to the Bank thirty (30%) of: (i) Gross Dealer Commissions received or retained by WS Griffith with respect to trades of securities (excluding securities which are insurance and securities of the Bank or any affiliate of the Bank) initiated by Bank customers as a result of the Moneta Bank Marketing Program; and (ii) fees received or retained by WS Griffith with respect to referrals made by the Bank to WS Griffith, Moneta and their affiliates. "Commissions" means, with respect to shares of mutual funds, the amount reallowable to dealers as shown in the current prospectuses of such mutual funds pursuant to Item 7(b)(iv) of Form N-1A under the Investment Company Act of 1940 (the "1940 Act"), plus all amounts received by from the principal underwriter (as that term is defined under the 1940 Act) of such mutual funds pursuant to Rule 12b-1 under the 1940 Act, and, with respect to other securities, all commissions, discounts, and other sales compensation. Gross Dealer Commissions means "net" gross dealer commissions (Gross Dealer Commissions less clearing fees) for those securities traded through a clearing firm.

      WS Griffith shall have the right to cancel transactions when WS Griffith believes there is a valid business purpose for doing so. If transactions are canceled after WS Griffith has paid monthly Program Payments with respect to Commissions earned on the canceled transactions, WS Griffith either may deduct 100% of the canceled Gross Dealer Commission from the Program Payment owed to the Bank for the next Program Payment period, or may request, in writing, that the Bank pay 100% of the canceled Gross Dealer Commission within five (5) days of such written request.

                          FORM OF STOCK OPTION AGREEMENT

     pursuant to Customer Referral Agreement dated as of October 31, 1997 by and among
                 Enterprise Bank, Enterbank Holdings, Inc. and
                     Moneta Group Investment Advisers, Inc.


Date of Grant:-------------
Number of Shares:----------
Price per Share:------------

This Agreement is made and entered as of the -- day of ------, ----, (the "Date of Grant") by and between Enterbank Holdings, Inc. (the "Company"), a Delaware corporation, and ------------- ("Optionee") in accordance with the provisions of that certain Customer Referral Agreement dated as of October 31, 1997, by and among the Company, its subsidiary, Enterprise Bank, and Moneta Group Investment Advisers, Inc.

1.  Grant of Option.

Subject to the terms and conditions hereinafter set forth, the Company hereby grants to the Optionee as of the Date of Grant, the right and option to purchase up to ----- shares of the Common Stock, par value $.01 per share, of the Company, at a price of $ ---- per Share. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares."

2.  Installment Exercise.

(a) Subject to such further limitations and conditions as are provided herein, the Option shall vest and become exercisable in five equal annual installments commencing on the first anniversary of the Date of Grant and the Optionee shall have the right hereunder to exercise each installment by purchasing, in whole or in part, the Option Shares to which such installment relates at any time on or after the date upon which it first becomes exercisable and prior to the time at which such Option expires. Option Shares which are not currently purchasable as a result of such installment vesting are sometimes hereinafter referred to as "Non-Vested Shares."

(b) Notwithstanding the foregoing, the Option shall become immediately exercisable in full, to the extent to which not theretofore exercised, upon the occurrence of one or more of the following events:

      (i)  the death of the Optionee; or

      (ii) the permanent physical disability of the Optionee; or



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      (iii)  the occurrence of an Extraordinary Event, as hereinafter defined, with respect to the Company.

3.  Termination and Expiration of Option.

(a) The Option and all rights hereunder with respect thereto, to the extent that such rights shall not have theretofore been exercised, shall expire and become null and void as of the close of business on the business day immediately preceding the tenth anniversary of the Date of Grant (the "Expiration Date").

(b) In the event that the Optionee shall cease to be an employee of Moneta Group Investment Advisers, Inc. (or a subsidiary or affiliate of Moneta Group Investment Advisers, Inc., hereinafter collectively "Moneta Group"), other than as a result of death or permanent disability, then

            (i) vesting of the right to any Non-Vested Shares as of the date upon which such employment shall cease shall terminate and the Option shall immediately lapse and expire as to such Non-Vested Shares; and

            (ii) the Expiration Date with respect to Option Shares exercisable as of the date upon which such employment shall cease shall be the close of business on the last business day preceding the ninety-first (91st) calendar day following the date upon which such employment shall cease.

(c) In the event of the death or permanent disability of the Optionee, the Expiration Date shall be the earlier of

            (i) the close of business on the last business day immediately preceding the tenth anniversary of the Date of Grant, or

            (ii) the close of business on the last business day immediately preceding the first anniversary of the date of death or, if sooner, the first anniversary of the date upon which employment of the Optionee by the Moneta Group was terminated due to permanent disability.

(d) In the event that the Customer Referral Agreement is terminated (other than by reason of expiration at the end of its stated term),

            (i) any Non-Vested Shares as of the date of such termination shall not thereafter become vested or exercisable by the Optionee; and

            (ii) the Expiration Date with respect to Option Shares exercisable as of the date of



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            such termination shall be the close of business on the last business day preceding the ninety-first (91st) calendar day following the date of such termination.

(e) Notwithstanding any other provisions set forth herein, if the Optionee shall

            (i) commit any act of malfeasance or wrongdoing affecting the Moneta Group or the Company or any subsidiary of the Company,

            (ii) breach any employment contract with, or covenant not to compete with, the Moneta Group, or

            (iii) engage in conduct that would warrant the Optionee's discharge for cause by the Moneta Group,

any unexercised portion of the Option, whether or not then vested or exercisable, shall immediately terminate and be forfeited.

4.  Exercise of the Option.

(a) The Optionee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five business days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

(b) Full payment by the Optionee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash or, in whole or in part, through the surrender of previously acquired shares of the common stock of the Company valued at their fair market value on the exercise date.

On the exercise date specified in the Optionee's notice or as soon thereafter as practicable, the Company shall cause to be delivered to the Optionee a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued stock or reacquired stock as the Company may elect) upon full payment for such Option Shares. The obligation of the Company to deliver Stock shall, however, be subject to the following conditions:

      (1) if the Company shall determine that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company;



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      (2)  to the extent that the Company shall be willing to rely upon any exemption from registration, qualification, consent or approval in connection with the Option or the issuance or purchase of the stock thereunder,

            (A) Optionee shall provide to the Company such written representations or warranties as may be necessary to induce or otherwise permit the Company to so rely, and

            (B) the Company may impose, and Optionee shall consent to the imposition of, any stop transfer order and restrictive legends limiting the sale, transfer or assignment of the Stock being acquired by the Optionee; and

            (C) if the Company shall be required to collect and remit any federal or state income tax in connection with the exercise of the Option, the Option shall not be exercised unless Optionee tenders to the Company in cash the funds so required to be collected and remitted.

(c) If the Optionee fails to pay for any of the Option Shares specified in a notice of exercise or fails to accept delivery thereof, the Optionee's right to purchase such Option Shares may be terminated by the Company in its sole discretion.

5.  Adjustment of and Changes in Stock of the Company.

In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Company shall make such equitable adjustment as it deems appropriate in the number and kind of shares of Stock subject to the Option or in the option price or both; provided, however, that no such adjustment shall give the Optionee any additional benefits under the Option.

6.  Fair Market Value

As used herein, the "fair market value" of a share of Stock shall be equal to the Market Value Per Share of the Company's common stock determined as follows:

((1) if the common stock of the Company is traded on a national securities exchange registered under the Securities Exchange Act of 1934 or if quotations for such stock are carried in the Nasdaq over-the-counter market maintained by the National Association of Securities Dealers, Inc., then the Market Value Per Share of the Company's common stock shall be equal to the reported closing price per share of such stock as of the date of grant to be reflected in the Option;



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(2)   if the common stock of the Company is not traded as provided in (1)
      above, the Market Value Per Share shall be based upon the weighted average of the prices paid per share for such common stock in arm's-length transactions not involving the Company or any director or executive officer of the Company reflected in respect of blocks of 500 shares or more occurring within the 90 days preceding the date of grant to be reflected in the Option; or

(3) if the common stock of the Company is not traded as provided in (1) above and there are fewer than three transactions available to determine the price in (2) above, then the Market Value Per Share shall be determined in good faith by the Board of Directors of the Company in consultation with the firm of J. A. Glynn & Co. or another broker-dealer as may be agreed by the Company and the Moneta Group.

7.  No Rights of Stockholders

Neither the Optionee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon exercise of the Option, in whole or part, prior to the date of exercise of the Option. Notwithstanding the foregoing, the Company agrees that it will, upon the written request of the Optionee, provide to the Optionee (i) copies of any reports or proxy statements filed by the Company under the Securities Exchange Act of 1934, as amended, and (ii) copies of reports or communications distributed by the Company to its stockholders generally.

8.  Non-Transferability of Option

During the Optionee's lifetime, the Option hereunder shall be exercisable only by the Optionee or any guardian or legal representative of the Optionee and the Option shall not be transferable except, in the case of the death of Optionee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or similar process. In the event of any attempt by Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and the Option shall thereupon become null and void.

9.  Extraordinary Event

As used in this agreement, an Extraordinary Event shall mean

            (i) any merger or consolidation involving the Company other than a merger or consolidation in which the outstanding capital stock of the Company immediately



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            prior to the effectiveness of such merger or consolidation is converted into (or remains outstanding and constitutes) a majority of the voting common stock of the surviving or resulting entity; or

            (ii) any transaction pursuant to which a majority of the outstanding capital stock of either the Company or of Enterprise Bank is acquired by a person or group pursuant to a tender offer or plan of acquisition or reorganization.

Upon the occurrence of an Extraordinary Event pursuant to which the outstanding capital stock of the Company is converted into cash or in the case of an Extraordinary Event as defined in (ii) of the foregoing definition, the Company or its successor shall have the right to elect to terminate the Option by paying to the Optionee in full settlement of the Optionee's rights hereunder an amount per theretofore unexercised Option Share equal to the difference between the exercise price per share provided in this Option and the cash amount per share paid with respect to the outstanding shares of the Company's common stock.

10.  Representations and Agreements of the Optionee

            (a) The Optionee acknowledges that he has been advised by the Company that neither this Option nor the offer and sale of the Option Shares as contemplated hereby have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or comparable state securities laws in reliance by the Company upon one or more exemptions from the registration requirement. In connection therewith, the Optionee represents to the Company that Optionee (is)(is not) [select one at time of grant] an "accredited investor" as that term is defined in Regulation D under the Securities Act. The Optionee further acknowledges that he understands that the common stock of the Company is not currently registered as a class of securities under the Securities Exchange Act of 1934, as amended, and is not traded on a national securities exchange or pursuant to the Nasdaq over the counter market; and also that upon issuance of Option Shares pursuant to the exercise of this Option, such shares are unlikely to be freely tradable unless and except to the extent that the holding period and available public information and other requirements of Rule 144 under the Securities Act are met. Accordingly, the Optionee recognizes that upon any exercise of this Option the shares so acquired will constitute an "illiquid" investment.

            (b) This agreement and the Option shall be subject to and construed in accordance with the Customer Referral Agreement and any conflict between the two agreements shall be resolved in favor of the provisions of the Customer Referral Agreement.



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11. Amendment of Option

Except for adjustments in accordance with paragraph 5 which shall be made in the sole discretion of the Company, this Option may not be amended except by the mutual agreement of the Company and the Optionee.

12.  Notice

Any request or notice to the Company provided for in this agreement shall be addressed to it in care of its Secretary at its executive offices at 150 North Meramec, St. Louis, Missouri 63105. Any notice to the Optionee shall be addressed to Optionee in care of Moneta Group Investment Advisers, Inc., 700 Corporate Park Drive, Suite 300, St. Louis, Missouri 63105. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

13.  Governing Law

The validity, construction, interpretation and effect of this agreement shall exclusively be governed by and determined in accordance with the law of the state of Missouri except to the extent preempted by federal law, which shall to the extent govern.


IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the Date of Grant written above.

                                       ENTERBANK HOLDINGS, INC.


                                       By
-----------------------------            --------------------------------------
       (Optionee)                                   Duly Authorized